EXHIBIT 13.1

Section 906 Certification by Principal Executive Officer and Principal Financial Officer

In connection with the Annual Report of Elbit Imaging Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Doron Moshe, in my capacities as the Company’s principal executive officer and principal financial officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2015

By: /s/ Doron Moshe Name: Doron Moshe Title: Acting Chief Executive Officer and Chief Financial Officer